Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Finance of America Companies Inc.

Irving, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 26, 2021, relating to the consolidated financial statements of Finance of America Equity Capital LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

May 24, 2021